AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 9, 1997.
                                                      REGISTRATION NO. 333-
                                               POST-EFFECTIVE AMENDMENT NO. 1 TO
                                             REGISTRATION STATEMENT NO. 33-28010

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                  -------------------------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                               AND POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                      UNDER
                           THE SECURITIES ACT OF 1933
                  -------------------------------------------

                               KNIGHT-RIDDER, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          FLORIDA                                       38-0723657
(STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION NO.)
 INCORPORATION OR ORGANIZATION)

                                ONE HERALD PLAZA
                              MIAMI, FLORIDA 33132
                                 (305) 376-3800
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                   AREA CODE, OF PRINCIPAL EXECUTIVE OFFICES)
                  -------------------------------------------

                               CRISTINA L. MENDOZA
                       VICE-PRESIDENT AND GENERAL COUNSEL
                               KNIGHT-RIDDER, INC.
                                ONE HERALD PLAZA
                            MIAMI, FLORIDA 33132-1693
                            TELEPHONE: (305) 376-2240
                           TELECOPIER: (305) 995-8044
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
--------------------------------------------------------------------------------

        It is respectfully requested that the Commission send copies of all notices, orders and communications to:

                             GARETT J. ALBERT, ESQ.
                            HUGHES HUBBARD & REED LLP
                             ONE BATTERY PARK PLAZA
                            NEW YORK, NEW YORK 10004
                            TELEPHONE: (212) 837-6000
                           TELECOPIER: (212) 422-4726

                  -------------------------------------------

           APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

                  -------------------------------------------

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

           If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                  -------------------------------------------

                                      CALCULATION OF REGISTRATION FEE [1]
-----------------------------------------------------------------------------------------------------------------------------------
                               |                       |      PROPOSED MAXIMUM    |    PROPOSED MAXIMUM   |
    TITLE OF EACH CLASS OF     |     AMOUNT TO BE      |    OFFERING PRICE PER    |   AGGREGATE OFFERING  |  AMOUNT OF REGISTRATION
 SECURITIES TO BE REGISTERED   |     REGISTERED        |          UNIT [2]        |           PRICE       |            FEE
                               |                       |                          |                       |
-----------------------------------------------------------------------------------------------------------------------------------
                               |                       |                          |                       |
Debt Securities.............   |    $500,000,000[3]    |          100%            |    $500,000,000[3]    |        $139,394[1]
-----------------------------------------------------------------------------------------------------------------------------------

     [1] Registration fee has been calculated in respect of $460,000,000 principal amount of debt securities because the fee in respect of $40,000,000 of unissued principal amount of debt securities registered under Registration Statement No. 33-28010 has previously been paid.

     [2]  Estimated solely for the purpose of calculating the registration fee.

     [3] In United States dollars or the equivalent thereof in foreign denominated currency, including composite currency, or currency units.

                  -------------------------------------------

     This Registration Statement constitutes Post-Effective Amendment No. 1 to Registration Statement No. 33-28010. Such Post-Effective Amendment shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933. Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus contained in this Registration Statement is a combined Prospectus which also covers an aggregate of $40,000,000 unissued principal amount of debt securities registered under Registration Statement No. 33-28010, as previously filed by the Registrant on Form S-3, effective April 17, 1989.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                  SUBJECT TO COMPLETION, DATED OCTOBER 9, 1997

                               Knight-Ridder, Inc.


                                 Debt Securities

                                 ---------------

          Knight-Ridder, Inc. (the "Company" or "Knight-Ridder") may, from time to time, offer up to $500,000,000 aggregate principal amount (or the equivalent thereof in one or more currencies, including composite currencies, or currency units, if other than U.S. dollars) of its debt securities consisting of debentures, notes and/or other unsecured evidences of indebtedness (the "Debt Securities") as separate series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in supplements to this Prospectus (each a "Prospectus Supplement"). The Debt Securities may be sold to underwriters, to or through dealers, acting as principals for their own account or acting as agents, or directly to other purchasers. These underwriters, dealers and agents may include Goldman, Sachs & Co. ("Goldman Sachs") or may be a group of underwriters represented by firms including Goldman Sachs. See "Plan of Distribution".

          The terms of the Debt Securities, including where applicable the specific designation, aggregate principal amount, currency or currencies of denomination and payment, maturity, rate (which may be fixed or variable) and time of payment of interest, if any, purchase price, any terms for redemption at the option of the Company or the holder, any terms for conversion into or exchange for other securities, and any terms for sinking fund payments, and the names of any underwriters or agents, the principal amounts, if any, to be purchased by underwriters, the compensation, if any, of such underwriters or agents and any other terms in connection with the offering and sale of the Debt Securities in respect of which this Prospectus is being delivered, will be set forth in a Prospectus Supplement.
                                 ---------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                  COMMISSION OR ANY STATE SECURITIES COMMISSION
                     PASSED UPON THE ACCURACY OR ADEQUACY OF
                     THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ---------------

                              GOLDMAN, SACHS & CO.


               The date of this Prospectus is __________ __, 1997.

                              AVAILABLE INFORMATION

          The  Company  is  subject  to the  informational  requirements  of the
Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. The Company's common stock, par value $.02 1/12 per share (the "Common Stock") is listed on such Exchange.

          The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed by the Company with the Commission (File No. 1-7553) are incorporated by reference in this Prospectus:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 29, 1996.

     2. The Company's Current Report on Form 8-K dated January 10, 1997, relating to the sale of the Company's cable interests.

     3. The Company's Quarterly Report on Form 10-Q for the quarter ended March 30, 1997.

     4. The Company's Current Report on Form 8-K dated May 9, 1997, in the form filed on May 22, 1997, relating to the acquisition of ABC Media, Inc., now known as Cypress Media, Inc. ("Cypress"), excluding financial statements.

     5. The Company's Current Report on Form 8-K/A#1 dated May 9, 1997, in the form filed on July 22, 1997, relating to the acquisition of Cypress, including financial statements.

     6. The Company's Quarterly Report on Form 10-Q for the six months ended June 29, 1997.

     7. The Company's Current Report on Form 8-K dated October 8, 1997, relating to the reclassification of the Company's financial statements due to the discontinuation of the Company's Business Information Services ("BIS") Division.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Debt Securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying Prospectus Supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference therein). Requests for such copies should be directed to the Corporate Secretary of Knight-Ridder, Inc., One Herald Plaza, Miami, Florida 33132 (telephone no. 305-376-3800) or to the Company, c/o Registration Department, Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Donald T. Hansen (telephone no. 212-902-6686).

                                   THE COMPANY

          The Company is an information, advertising and communications company primarily engaged in newspaper publishing in the United States. The Company is also involved in other newsprint businesses and newsprint manufacturing through various business arrangements, including joint ventures and partnerships. In addition, although the Company also provides archival information services, management is currently in the process of divesting this business to focus on the Company's core newspaper business.

          On October 1, 1997, the Company entered into an agreement to sell Knight-Ridder Information, Inc., its archival information services subsidiary of its BIS Division, to M.A.I.D. plc ("M.A.I.D."), a London-based supplier of business information to business professionals worldwide, for $420 million. This transaction is subject to certain conditions including approval by the stockholders of M.A.I.D., the admission by the London Stock Exchange of M.A.I.D. shares to be issued in connection the transaction and the completion of M.A.I.D.'s financing arrangements.

          The Company is in the process of selling five of its newspapers. These newspapers are: the (Long Beach, California) Press-Telegram, the (Gary, Indiana) Post-Tribune, the (Boca Raton, Florida) News, the (Milledgeville, Georgia) Union-Recorder and the Newberry (South Carolina) Observer.

          Excluding the above five newspapers, the Company publishes 37 newspapers, 32 of which have daily circulation, including the SAN JOSE MERCURY NEWS, THE MIAMI HERALD, THE PHILADELPHIA INQUIRER and PHILADELPHIA DAILY NEWS, the DETROIT FREE PRESS, the KANSAS CITY STAR and the FT. WORTH STAR-TELEGRAM, and has daily newspaper printing plants in 33 cities located in 17 states. News, advertising and information from the Company reach more than 9.3 million readers daily and 12.9 million readers on Sunday, and the Company's internet services receive more than 400,000 page views per day. Its newspapers are dedicated to serving their respective communities with high quality and independent journalism. The Company has won 64 Pulitzer prizes, including 20 in the past ten years.

          The principal executive offices of the Company are located at One Herald Plaza, Miami, Florida 33132 (telephone no. 305-376-3800). Unless the context otherwise requires, the terms "Knight-Ridder" and the "Company" refer to Knight-Ridder, Inc. and its consolidated subsidiaries.


                                 USE OF PROCEEDS

          Unless otherwise indicated in the applicable Prospectus Supplement, the net proceeds from the sale of Debt Securities offered hereby will be used for general corporate purposes, including refinancing of indebtedness, working capital increases, capital expenditures, share repurchases and possible future acquisitions.


                         DESCRIPTION OF DEBT SECURITIES

          The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement (the "Offered Debt Securities") and the extent, if any, to which such general terms and provisions may not apply to the Offered Debt Securities will be described in the Prospectus Supplement relating to such Offered Debt Securities.

          The Debt Securities are to be issued under an indenture to be entered into by the Company and The Chase Manhattan Bank, as Trustee (the "Trustee"). The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture, including the definitions therein of certain terms. Wherever particular provisions or defined terms of the Indenture are referred to, such provisions or defined terms are incorporated herein by reference.

          GENERAL

          The Indenture does not limit the amount of Debt Securities which may be issued thereunder. The Indenture provides that Debt Securities may be issued from time to time in one or more series. The Debt Securities will be unsecured obligations of the Company.

          The Prospectus Supplement relating to the particular Offered Debt Securities will describe the following terms of the Offered Debt Securities: (1) the title of the Offered Debt Securities; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the date or dates on which the Offered Debt Securities will mature; (4) the Person to whom any interest on the Offered Debt Securities will be payable, if other than the Person in whose name such Offered Debt Securities (or one or more Predecessor Securities) are registered on any Regular Record Date; (5) the rate or rates at which the Offered Debt Securities will bear interest, if any, whether such rate or rates will be fixed or variable, and the date or dates from which such interest will accrue; (6) the dates on which such interest will be payable and the Regular Record Dates for such Interest Payment Dates; (7) the place or places where principal of (and premium, if any) and interest, if any, on, the Offered Debt Securities will be payable; (8) any mandatory or optional sinking fund or analogous provisions or right of Holders to elect repurchase; (9) the date, if any, after which and the price or prices at which the Offered Debt Securities may be redeemed at the option of the Company or repurchased at the option of the Holders; (10) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Offered Debt Securities will be issuable; (11) the currency or currencies, including composite currencies, or currency units, in which payment of the principal of (or premium, if any) or interest, if any, on, any of the Offered Debt Securities will be payable if other than U.S. dollars; (12) if the amount of payments of principal of (or premium, if any) or interest, if any, on, the Offered Debt Securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined; (13) if the principal of (or premium, if any) or interest, if any, on, any of the Offered Debt Securities of the series is to be payable, at the election of the Company or a Holder thereof, in one or more currencies, including composite currencies, or currency units other than that or those in which such Offered Debt Securities are stated to be payable, the currency or currencies, including composite currencies, or currency units in which payment of the principal of (or premium, if any) or interest, if any, on, such Offered Debt Securities of such series as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined); (14) the portion of the principal amount of the Offered Debt Securities, if other than the entire principal amount thereof, payable upon acceleration of maturity thereof; (15) whether all or any part of the Offered Debt Securities will be issued in the form of a permanent Global Security or Securities, as described under "- Permanent Global Securities", and, if so, the depositary for, and other terms relating to, such permanent Global Security or Securities; (16) any Event or Events of Default applicable with respect to the Offered Debt Securities in addition to or different from those provided in the Indenture; (17) any other covenant or warranty included for the benefit of the Offered Debt Securities in addition to (and not inconsistent with) those included in the Indenture for the benefit of Debt Securities of all series, or any other covenant or warranty included for the benefit of the Offered Debt Securities in lieu of any covenant or warranty included in the Indenture for the benefit of Debt Securities of all series, or any combination of such covenants, warranties or provisions; (18) any restriction or condition on the transferability of the Offered Debt Securities;
(19) if not determinable prior to the date the Offered Debt Securities mature, the amount which shall be deemed to be the principal amount of such Offered Debt Securities as of maturity for all purposes and the method of determining such amount; (20) if applicable, that such Offered Debt Securities, in whole or any specified part, are defeasible pursuant to the provisions of the Indenture described under "- Defeasance and Covenant Defeasance"; (21) any authenticating or paying agents, registrars, conversion agents or any other agents with respect to the Offered Debt Securities; (22) the terms, if any, on which the Offered Debt Securities may be converted into or exchanged for stock or other securities of the Company or other entities, any specific terms relating to the adjustment thereof and the period during which such Offered Debt Securities may be so converted or exchanged; and (23) any other specific terms or provisions of the Offered Debt Securities not inconsistent with the Indenture. Unless otherwise indicated in the applicable Prospectus Supplement, principal of (and premium, if any) and interest, if any, on, the Offered Debt Securities will be payable, and transfers of the Offered Debt Securities will be registrable, at the office or agency of the Company in New York, New York, which on the date hereof is the Corporate Trust Office of the Trustee located at 450 West 33rd Street, New York, New York 10001; PROVIDED, that at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the Security Register. (Sections 301, 305 and 1002)

          Unless otherwise indicated in the applicable Prospectus Supplement, the Offered Debt Securities will be issued only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. (Section
302) No service charge will be made for any registration of transfer or exchange of Offered Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305)

          Debt Securities may be issued under the Indenture as Original Issue Discount Securities to be offered and sold at a substantial discount below their stated principal amount. Special Federal income tax and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto.

          If the Debt Securities are denominated, in whole or in part, in any currency other than U.S. dollars, if the principal of (and premium, if any) and interest, if any, on, the Debt Securities are, at the election of the Company or a Holder thereof, to be payable in a currency or currencies, or currency units, other than that in which such Debt Securities are to be payable, or if any index is used to determine the amount of payments of principal of (or premium, if any) or interest, if any, on, any series of the Debt Securities, special Federal income tax, accounting and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto.

          The Indenture does not contain any provisions that would provide protection to Holders of the Debt Securities against a sudden and dramatic decline in credit quality of the Company resulting from any takeover, recapitalization or similar restructuring or from other highly leveraged transactions.

          PERMANENT GLOBAL SECURITIES

          The Debt Securities of a series may be issued in the form of one or more permanent Global Securities that will be deposited with the Depositary or its nominee. In such a case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of Outstanding Debt Securities of the series to be represented by such Global Security or Securities. The Prospectus Supplement relating to such series of Debt Securities will describe the circumstances, if any, under which beneficial owners of interests in any such permanent Global Security or Securities may exchange such interests for Debt Securities of such series of like tenor and principal amount in any authorized form and denomination. Unless and until it is exchanged, in whole or in part, for Debt Securities in definitive registered form, a permanent Global Security may not be registered for transfer or exchange except in the circumstances described in the applicable Prospectus Supplement. (Sections 204 and 305)

          The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a permanent Global Security and a description of the Depositary will be contained in the applicable Prospectus Supplement.

          RESTRICTIVE COVENANTS

          RESTRICTION UPON MORTGAGES. The Indenture provides that the Company will not, nor will it permit any Subsidiary (as defined below) to, issue, assume or guarantee any debt for money borrowed (herein referred to as "Debt") if such Debt is secured by a Mortgage upon any Principal Property (as defined below) or on any shares of stock or indebtedness of any Restricted Subsidiary (as defined below) (whether such Principal Property, shares of stock or indebtedness is now owned or hereafter acquired) without in any such case effectively providing that the Debt Securities of any series Outstanding which are entitled to the benefits of such provision of the Indenture (together with, if the Company shall so determine, any other indebtedness of or guaranteed by the Company or such Restricted Subsidiary entitled thereto, subject to applicable priority of payment) shall be secured equally and ratably with or prior to such Debt, except that the foregoing restriction shall not apply to: (i) Mortgages on property, shares of stock or indebtedness of or guaranteed by any corporation existing at the time such corporation becomes a Restricted Subsidiary; (ii) Mortgages on property existing at the time of acquisition thereof, or Mortgages on property which secure the payment of the purchase price of such property, or Mortgages on property which secure Debt incurred or guaranteed for the purpose of financing the purchase price of such property or the construction of such property (including improvements to existing property), which Debt is incurred or guaranteed within 180 days after such acquisition or completion of such construction or commencement of full operation of such property; (iii) Mortgages securing Debt owing by any Restricted Subsidiary to the Company or to a

Restricted Subsidiary; (iv) Mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the properties of a corporation or other person as an entirety or substantially as an entirety by the Company or a Restricted Subsidiary; (v) Mortgages on property of the Company or a Restricted Subsidiary in favor of the United States of America or any State thereof or any department, agency, instrumentality or political subdivision thereof, or in favor of any other country, or any political subdivision thereof, to secure certain payments pursuant to any contract or statute or to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgages (including, but not limited to, Mortgages incurred in connection with pollution control, industrial revenue or similar financings); (vi) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Mortgage referred to in the foregoing clauses (i) to (v), inclusive; (vii) certain statutory liens or other similar liens arising in the ordinary course of business of the Company or a Restricted Subsidiary, or certain liens arising out of governmental contracts; (viii) certain pledges, deposits or liens made or arising under worker's compensation or similar legislation, self-insurance arrangements or in certain other circumstances; (ix) certain liens in connection with legal proceedings, including certain liens arising out of judgments or awards; (x) liens for certain taxes or assessments, landlord's liens, leases made, or existing on property acquired, in the ordinary course of business and liens and charges incidental to the conduct of the business, or the ownership of the property and assets, of the Company or a Restricted Subsidiary, which were not incurred in connection with the borrowing of money and which do not, in the opinion of the Company, materially impair the use of such property in the operation of the business of the Company or such Restricted Subsidiary or the value of such property for the purposes thereof; and (xi) Mortgages on any property created, assumed or otherwise brought into existence in contemplation of the sale or other disposition of the underlying property, whether directly or indirectly, by way of share disposition or otherwise; PROVIDED, that the Company must have disposed of such property within 180 days after the creation of such Mortgages and that any Debt secured by such Mortgages shall be without recourse to the Company or any Subsidiary. Notwithstanding the above, the Company and one or more Subsidiaries may, without securing the Debt Securities, issue, assume or guarantee secured Debt which would otherwise be subject to the foregoing restrictions; PROVIDED, that after giving effect thereto the aggregate amount of such Debt then outstanding (not including secured Debt permitted under the foregoing exceptions) at such time does not exceed 15% of the shareholders' equity of the Company and its Subsidiaries as of the end of the latest fiscal year. (Section 1007)

          RESTRICTION UPON SALE AND LEASEBACK TRANSACTIONS. Sale and leaseback transactions (except such transactions involving leases for less than three years, leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries or leases of a Principal Property entered into within 120 days after the latest of the acquisition, completion of construction or commencement of full operation of such Principal Property) by the Company or any Restricted Subsidiary of any Principal Property shall be prohibited unless: (i) the Company or such Restricted Subsidiary would be entitled to issue, assume or guarantee Debt secured by the property involved at least equal in amount to the Attributable Debt (as defined below) in respect of such transaction without equally and ratably securing the Debt Securities of any series Outstanding which are entitled to the benefits of such provision of the Indenture; PROVIDED, that such Attributable Debt shall thereupon be deemed to be Debt subject to the provisions of the preceding paragraph, or (ii) an amount in cash equal to such Attributable Debt is applied to the retirement of funded Debt of the Company or a Restricted Subsidiary which Debt is not subordinated to the Debt Securities of any series Outstanding. (Section 1008)

          CERTAIN DEFINITIONS. "SUBSIDIARY" means any corporation of which more than 50% of the outstanding voting stock is owned by the Company or by the Company and one or more other Subsidiaries or by one or more other Subsidiaries. "PRINCIPAL PROPERTY" means all land, buildings, machinery and equipment, and leasehold interests and improvements in respect of the foregoing, which would be reflected on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with United States generally accepted accounting principles, excluding all such tangible property located outside the United States of America and excluding any such property which, in the opinion of the Board of Directors set forth in a Board Resolution, is not material to the Company and its Subsidiaries consolidated. "RESTRICTED SUBSIDIARY" means any Subsidiary other than: (i) a Subsidiary substantially all of the physical properties of which are located, or substantially all the operations of which are conducted, outside the United States of America, or (ii) a Subsidiary which does not own or hold any Principal Property. "ATTRIBUTABLE DEBT" means the present value (discounted at an appropriate interest rate) of the obligation of a lessee for net rental payments during the remaining term of any lease. (Section 101)

          DEFEASANCE AND COVENANT DEFEASANCE

          The Indenture provides that, unless the provisions of Article Thirteen are made inapplicable to the Debt Securities of any series pursuant to Section 301 of the Indenture, the Company may elect either (i) to defease and be discharged from any and all obligations with respect to such Debt Securities
(except for the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities and to hold moneys for payment in trust) ("defeasance") or (ii) to be released from its obligations with respect to such Debt Securities under Sections 1007 and 1008 of the Indenture (being the obligations described under "Restriction upon Mortgages" and "Restriction upon Sale and Leaseback Transactions", respectively) and any other covenants applicable to such Debt Securities which are subject to covenant defeasance and any omission to comply with such obligations shall not constitute an Event of Default with respect to Debt Securities of such series ("covenant defeasance"), upon the irrevocable deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay at maturity (or upon redemption, as the case may be) the principal of (and premium, if any) and interest, if any, on, such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor. Such a trust may only be established if, among other things, the Company has delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service issued to the Company or published as a revenue ruling or on a change in applicable Federal income tax law occurring after the date of the Indenture. (Article Thirteen)

          In the event the Company effects covenant defeasance with respect to Debt Securities of any series and the Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (iv) under "- Events of Default" with respect to Sections 1007 and 1008 of the Indenture and any other covenants applicable to such Debt Securities which are subject to covenant defeasance, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Debt Securities of such series at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company shall remain liable for such payments.

          The  applicable   Prospectus   Supplement  may  further  describe  the
provisions, if any, permitting such defeasance or covenant defeasance with respect to the Debt Securities of a particular series.

          EVENTS OF DEFAULT

          The following are Events of Default under the Indenture with respect to Debt Securities of any series: (i) failure to pay any interest on any Debt Security of that series when due, continued for 30 days; (ii) failure to pay principal of or premium, if any, on, any Debt Security of that series when due;
(iii) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series; (iv) failure to perform, or breach of, any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of series of Debt Securities other than that series), continued for 90 days after written notice as provided in the Indenture; (v) certain events of bankruptcy, insolvency or reorganization; and
(vi) any other Event of Default provided with respect to Debt Securities of that series. (Section 501) If an Event of Default (other than an Event of Default specified in clause (v) or (vi) above) with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, either the Trustee or the Holders of at least 50% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Debt Securities of that series to be due and payable immediately. If an Event of Default specified in clause (v) or (vi) above with respect to Debt Securities of any series at the time Outstanding occurs, the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Debt Securities of that series shall automatically, and without declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502)

          The Indenture provides that the Trustee will be under no obligation, subject to the duty of the Trustee during default to act with the required standard of care, to exercise any of the rights or powers vested in it under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 603) Subject to such provisions for indemnification of the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series; PROVIDED, that such direction shall not be in conflict with any rule of law or the Indenture. (Section 512)

          The Company will be required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance. (Section 1009)

          MODIFICATION AND WAIVER

          Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; PROVIDED, HOWEVER, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby: (i) change the Stated Maturity of the principal of, or any installment of principal of, or interest, if any, on, any Debt Security, (ii) reduce the principal amount of, or the premium (if any) or interest, if any, on, any Debt Security, (iii) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof, (iv) change the place or currency of payment of principal of (or premium, if any) or interest, if any, on, any Debt Security, (v) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security or (vi) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults. (Section 902)

          The Holders of at least a majority in aggregate principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by the Company with any term, provision or condition set forth in certain covenants provided for the benefit of such Holders. (Section 1010) The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive any past default under the Indenture with respect to that series, except a default in the payment of the principal of (or premium, if any) or interest, if any, on, any Debt Security of that series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of that series affected. (Section 513)

          CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

          The Company, without the consent of any Holders of Outstanding Debt Securities, may consolidate with or merge into, or transfer or lease its assets substantially as an entirety to, any corporation or may acquire or lease the assets of any person; PROVIDED, that the corporation formed by such consolidation or into which the Company is merged or which acquires or leases the assets of the Company substantially as an entirety is organized under the laws of any United States jurisdiction and expressly assumes the Company's obligations with respect to the Debt Securities and under the Indenture, that after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing, and that certain other conditions are met. (Section 801)

          CONCERNING THE TRUSTEE

          The Company maintains deposit accounts and banking and borrowing relations with the Trustee, including the Company's revolving credit agreements, under which the Trustee is both a lending bank and the agent for the other lending banks. As of September 30, 1997, the Company had no outstanding borrowings under such revolving credit agreements. The Trustee is the issuing and paying agent for the Company's commercial paper borrowings and serves as registrar and transfer agent for the Company's Common Stock.

          The Trustee is also trustee of the 6.30% Senior Notes due 2005, the 8 1/2% Amortizing Notes due 2001 and the 9 7/8% Debenture due 2009 (collectively, the "Other Indenture Securities"), issued pursuant to an Indenture, dated as of February 15, 1986, as supplemented by the First Supplemental Indenture, dated as of April 15, 1989, each between the Company and the Trustee (as successor to Manufacturers Hanover Trust Company). Pursuant to the Trust Indenture Act of 1939, as amended, should a default occur with respect to either the Debt Securities or the Other Indenture Securities, the Trustee would be required to resign as Trustee with respect to the Debt Securities or the Other Indenture Securities within 90 days of such default unless such default were cured, duly waived or otherwise eliminated.


                              PLAN OF DISTRIBUTION

          The Company may sell Debt Securities to or through underwriters and also may sell Debt Securities directly to other purchasers or through agents. Such underwriters may include one or more of Goldman Sachs, or a group of underwriters represented by firms including Goldman Sachs. Goldman Sachs may also act as agent.

          The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company also may, from time to time, authorize dealers, acting as the Company's agents, to solicit offers to purchase the Offered Debt Securities upon the terms and conditions set forth in any Prospectus Supplement.

          In connection with the sale of Debt Securities, underwriters may receive compensation from the Company or from purchasers of Debt Securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions under the Act. Any such underwriter or agent will be identified, and any such compensation received from the Company will be described, in a Prospectus Supplement relating to the Offered Debt Securities.

          Under agreements which may be entered into by the Company, underwriters, dealers and agents which participate in the distribution of Debt Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Act.

          The Debt Securities are a new issue of securities with no established trading market. In the event that Debt Securities of a series offered hereunder are not listed on a national securities exchange, certain broker-dealers may make a market in the Debt Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the Debt Securities of any series or as to the liquidity of the trading market for the Debt Securities.

          Goldman Sachs performs various investment banking services for the Company and the Company sells its commercial paper to or through Goldman Sachs. John L. Weinberg, Senior Chairman and former Senior Partner of Goldman Sachs, is a director of the Company and serves as Chairman of the Compensation Committee of the Company's Board of Directors. Certain of the other underwriters and their associates may be customers of, engage in transactions with and perform services for the Company in the ordinary course of business.


                           VALIDITY OF DEBT SECURITIES

          Unless otherwise indicated in the Prospectus Supplement relating to Offered Debt Securities, the validity of the Offered Debt Securities will be passed upon for the Company by Cristina L. Mendoza, Esq., Vice President and General Counsel of the Company, and for the underwriters or agents, as the case may be, by Sullivan & Cromwell, 125 Broad Street, New York, New York 10004. Sullivan & Cromwell will rely as to all matters of Florida law upon the opinion of Cristina L. Mendoza, Esq.

                                     EXPERTS

          The consolidated financial statements of Knight-Ridder, Inc. and subsidiaries, appearing in or incorporated by reference in Knight-Ridder, Inc.'s Annual Report (Form 10-K) have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS



ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered, other than the underwriting discounts and commissions:

SEC registration fee..................................................  $139,394
Legal fees and expenses*..............................................    40,000
Accounting fees and expenses*.........................................    25,000
Printing and engraving*...............................................    50,000
Rating agency fees*...................................................   225,000
Trustee's charges (including Trustee's counsel).......................    19,500
Blue sky fees and related expenses*...................................    20,000
Miscellaneous*........................................................     8,000
                                                                        --------
   Total..............................................................  $526,894
                                                                        ========
_________

*  Estimated.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Under Section 607.0850 of the Florida Business Corporation Act, the Registrant is in certain circumstances permitted, and in other circumstances may be required, to indemnify its directors and officers against certain expenses (including counsel fees) and other amounts paid in connection with certain threatened, pending or completed civil or criminal actions, suits or proceedings (including certain civil actions and suits which may be instituted by or in right of the Registrant), in which such persons were or are parties, or are threatened to be made parties, by reason of the fact that such persons were or are directors or officers of the Registrant. Such section also permits the Registrant to purchase and maintain insurance on behalf of its directors and officers against any liability which may be asserted against, or incurred by, such persons in their capacities as directors or officers of the Registrant, or which may arise out of their status as directors or officers of the Registrant whether or not the Registrant would have the power to indemnify such persons against such liability under the provisions of such section.

          Under Article VII of the Registrant's Bylaws, the Registrant is in certain instances required to indemnify its directors and officers against certain expenses (including counsel fees), judgments, fines and other sums paid in connection with the defense or settlement of certain threatened, pending or completed civil or criminal actions, suits or proceedings (including certain civil actions and suits which may be instituted by or in right of the Registrant), to which such persons are parties or are otherwise involved in, by reason of the fact that such persons were or are directors or officers of the Registrant. For the complete text of Article VII of the Registrant's Bylaws, reference is made to Exhibit No. 4(b) to Registrant's Registration Statement on Form S-3 (Registration No. 33-41304), which exhibit is incorporated herein by reference.

          Registrant maintains insurance for its officers and directors against certain liabilities, including liabilities under the Securities Act of 1933, under insurance policies, the premiums for which are paid by Registrant. The effect of these insurance policies is to indemnify any officer or director of Registrant against expenses, judgments, fines, attorneys' fees and other amounts paid in settlements incurred by him, subject to certain exclusions. Such policies do not insure against any such amount incurred by an officer or director as a result of his own dishonesty.

ITEM 16.  EXHIBITS

EXHIBIT NO.       DESCRIPTION OF EXHIBIT
-----------       ----------------------

    1.1           Form of Underwriting Agreement

    4.1           Form of Indenture (including form of Debt Securities)

    5.1           Opinion as to validity of the Debt Securities

   12.1           Computation of Ratio of Earnings to Fixed Charges

   23.1           Consent of Ernst & Young LLP

   23.2           Consent of Cristina L. Mendoza, Esq. (included in Exhibit 5.1)

   24.1           Powers of Attorney

   24.2 Certified resolutions authorizing execution of the Registration Statement on behalf of the Company by attorney-in-fact

   25.1           Statement of Eligibility of Trustee on Form T-1


ITEM 17.  UNDERTAKINGS

          (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED,  HOWEVER,  that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (c) The undersigned Registrant hereby undertakes that:

               (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

               (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Form S-3 Registration Statement and Post-Effective Amendment No. 1 and has duly caused this Form S-3 Registration Statement and Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in The City of Miami, State of Florida, on October 9, 1997.


                                             KNIGHT-RIDDER, INC.


                                             By:       /S/ ROSS JONES
                                                 -------------------------------
                                                          (Ross Jones)
                                                   Chief Financial Officer and
                                                   Senior Vice President/Finance



          Pursuant to the requirements of the Securities Act of 1933, this Form S-3 Registration Statement and Post-Effective Amendment No. 1 has been signed below by the following persons in the capacities and on the date indicated.


                SIGNATURES                         TITLE                                 DATE
                ----------                         -----                                 ----

(I)  PRINCIPAL EXECUTIVE OFFICER:


        P. ANTHONY RIDDER*                Chairman of the Board,                      October 9, 1997
------------------------------------      Chief Executive Officer and Director
        (P. Anthony Ridder)

(II)  PRINCIPAL FINANCIAL OFFICER:


        /s/ Ross Jones                    Chief Financial Officer and                 October 9, 1997
------------------------------------      Senior Vice President/Finance
        (Ross Jones)

(III)  CONTROLLER OR PRINCIPAL ACCOUNTING OFFICER:


        GARY R. EFFREN*                    Vice-President and Controller              October 9, 1997
------------------------------------
        (Gary R. Effren)






(IV)  A MAJORITY OF THE BOARD OF DIRECTORS:


        P. ANTHONY RIDDER*                 Chairman of the Board,                     October 9, 1997
-----------------------------------        Chief Executive Officer and Director
        (P. Anthony Ridder)


        JAMES I. CASH*                     Director                                   October 9, 1997
-----------------------------------
       (James I. Cash)


        JOAN RIDDER CHALLINOR*             Director                                   October 9, 1997
-----------------------------------
       (Joan Ridder Challinor)


        ALVAH H. CHAPMAN, JR.*             Director                                   October 9, 1997
-----------------------------------
        (Alvah H. Chapman, Jr.)


        JOHN C. FONTAINE*                  Director                                   October 9, 1997
-----------------------------------
        (John C. Fontaine)


        PETER C. GOLDMARK, JR.*            Director                                   October 9, 1997
-----------------------------------
        (Peter C. Goldmark, Jr.)


        BARBARA BARNES HAUPTFUHRER*        Director                                   October 9, 1997
-----------------------------------
        (Barbara Barnes Hauptfuhrer)


        JESSE HILL, JR.*                   Director                                   October 9, 1997
-----------------------------------
        (Jesse Hill, Jr.)


        C. PETER MCCOLOUGH*                Director                                   October 9, 1997
-----------------------------------
        (C. Peter McColough)


        M. KENNETH OSHMAN*                 Director                                   October 9, 1997
-----------------------------------
        (M. Kenneth Oshman)


        THOMAS L. PHILLIPS*                Director                                   October 9, 1997
-----------------------------------
        (Thomas L. Phillips)


        RANDALL L. TOBIAS*                 Director                                   October 9, 1997
-----------------------------------
        (Randall L. Tobias)




        GONZALO F. VALDES-FAULI*           Director                                  October 9, 1997
-----------------------------------
        (Gonzalo F. Valdes-Fauli)


        JOHN L. WEINBERG*                  Director                                  October 9, 1997
-----------------------------------
        (John L. Weinberg)



*By:     /S/ ROSS JONES
-----------------------------------
         (Ross Jones
       Attorney-In-Fact)


                                INDEX TO EXHIBITS
                                                                                        SEQUENTIALLY
                                                                                            NUMBERED
   EXHIBIT NO.        DESCRIPTION OF EXHIBIT                                                   PAGES
   -----------        ----------------------                                             -----------

      1.1             Form of Underwriting Agreement                                            26
      4.1             Form of Indenture (including form of Debt Securities)                     55
      5.1             Opinion as to validity of the Debt Securities                            136
      12.1            Computation of Ratio of Earnings to Fixed Charges                        139
      23.1            Consent of Ernst & Young LLP                                             141
      23.2            Consent of Cristina L. Mendoza, Esq. (included in Exhibit 5.1)
      24.1            Powers of Attorney                                                       143
      24.2            Certified resolutions authorizing execution of the                       160
                      Registration Statement on behalf of the Company by
                      attorney-in-fact
      25.1            Statement of Eligibility of Trustee on Form T-1                          167
